SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report March 29, 2001
                                         --------------
                        (Date of earliest event reported)


                               FORD MOTOR COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


               1-3950                                   38-0549190
               ------                                   ----------
       (Commission File Number)              (IRS Employer Identification No.)


 One American Road, Dearborn, Michigan                     48126
 -------------------------------------                     -----
(Address of principal executive offices)                 (Zip Code)



         Registrant's telephone number, including area code 313-322-3000
                                                            ------------

Item 5.  Other Events.
---------------------

     Mr. Jacques Nasser, President and Chief Executive Officer of Ford Motor Company ("Ford"), is announcing today, March 29, 2001, that Ford continues to be comfortable with the consensus analysts' earnings estimate for Ford of 54 cents per diluted share for the first quarter of 2001, as reported by First Call Corporation as of March 26, 2001, but is not expressing any comfort level with such estimate for Ford for full-year 2001 of $2.55 per diluted share.

     The foregoing constitutes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the United States and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth; market acceptance of our new products; currency fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the United States; lower-than-anticipated residual values for leased vehicles; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, increased warranty costs or litigation.


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                           FORD MOTOR COMPANY
                                           ---------------------------------
                                           (Registrant)


Date:  March 29, 2001                      By: /s/ Kathryn S. Lamping
                                               -----------------------------
                                               Kathryn S. Lamping
                                               Assistant Secretary